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                                                                     EXHIBIT 4.3


                 Form of Amended and Restated Security Agreement

         The following document is the form of Amended and Restated Security Agreement in favor of First Chicago NBD Bank, Canada executed by the following subsidiaries of the Registrant: BMG North America Limited, BMG Holdings Inc., 976459 Ontario Limited, 829500 Ontario Limited, and Oxford Suspension Ltd. The agreements are substantially the same in all material respects except as to the identity of the parties thereto.

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                AMENDED AND RESTATED GUARANTOR SECURITY AGREEMENT


         This AMENDED AND RESTATED GUARANTOR SECURITY AGREEMENT, dated as of May 14, 1999 (this "Security Agreement"), is by BMG NORTH AMERICA LIMITED, a corporation organized under the laws of the Province of Ontario (the "Debtor") in favor of FIRST CHICAGO NBD BANK, CANADA, in its capacity as the Affiliate designated by NBD Bank, a Michigan banking corporation, to make Canadian Advances and as collateral agent for the Lenders for the purpose of holding this security as specified in the Credit Agreement referred to below (the "Secured Party").


1.       CREATION OF SECURITY INTEREST

         (1) For value received, Debtor hereby grants to Secured Party a security interest (the "Security Interest") in the undertaking of Debtor and in all Goods (including all parts, accessories, attachments, special tools, additions and accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles and Securities now owned or hereafter owned or acquired by or on behalf of Debtor (including such as may be returned to or repossessed by Debtor) and in all proceeds and renewals thereof, accretions thereto and substitutions therefor (hereinafter collectively called "Collateral"), including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of Debtor:

             (i) all inventory of whatever kind and wherever situated ("Inventory");

             (ii) all equipment (other than Inventory) of whatever kind and wherever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature or kind;

             (iii) all book accounts and book debts and generally all accounts, debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured including letters of credit and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by Debtor ("Debts");

             (iv) all deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents

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                   of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

             (v) all contractual rights and insurance claims and all goodwill, patents, trademarks, copyrights, and other industrial property;

             (vi) all monies other than trust monies lawfully belonging to others; and

             (vii) all property described in any schedule now or hereafter annexed hereto.

         (2) The Security Interest granted hereby shall not extend or apply to and Collateral shall not include the last day of the term of any lease or agreement therefor but upon the enforcement of the Security Interest Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

         (3) The terms "Goods", "Chattel Paper", "Documents of Title", "Instruments", "Intangibles", "Securities", "proceeds", "inventory" and "accession" whenever used herein shall be interpreted pursuant to their respective meanings when used in the Personal Property Security Act of Ontario, as amended from time to time, which Act, including amendments thereto and any Act substituted therefor and amendments thereto is herein referred to as the "P.P.S.A." Provided always that the term "Goods" when used herein shall not include "consumer goods" of Debtor as that term is defined in the P.P.S.A., and the term "Inventory" when used herein shall include livestock and the young thereof after conception and crops that become such within the year of execution of this Security Agreement. Any reference herein to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof".

         (4) As used herein, the term "Credit Agreement" means the Amended and Restated Credit Agreement dated as of the date hereof among Oxford Automotive, Inc., a corporation incorporated under the laws of the State of Michigan (the "Company"), each of the Subsidiaries designated under Section 1.1 of the Credit Agreement as a "Borrowing Subsidiary", the lenders party thereto from time to time ( the "Lenders") and the Agent, as amended or modified from time to time. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2.       OBLIGATIONS SECURED

The Security Interest granted hereby secures payment and satisfaction of any and all of the following (the "Obligations"): (a) the prompt and complete payment of all indebtedness and other obligations of the Company and the Borrowing Subsidiaries now or hereafter owing to the Lenders or the Agent under or on account of the Credit Agreement, any Security Document or any Letter of Credit, notes or other instruments issued to the Agent or any Lender pursuant thereto, or any other Loan Document, (b) the prompt and complete payment of all Hedging

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Obligations of any Company, Borrowing Subsidiary or Guarantor owing to any
Lender or any Affiliate of any Lender and (c) the prompt and complete payment of all indebtedness and obligations of the Company pursuant to the Mexican Facility Tranche A Guaranty, and (d) the prompt and complete payment of all indebtedness of the Debtor and any other guarantor under any Guaranty, in all cases, of any kind or nature, howsoever created or evidenced and whether now or hereafter existing, direct or indirect (including without limitation any participation interest acquired by any Lender in any such indebtedness, obligations or liabilities of the Company or any Borrowing Subsidiary to any other person), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Company or any Borrowing Subsidiary as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation all principal and all interest (including any interest accruing subsequent to any petition filed by or against the Company or any Borrowing Subsidiary under the U.S. Bankruptcy Code), indemnity and reimbursement obligations, charges, expenses, fees, attorneys' fees and disbursements and any other amounts owing thereunder (all of the documents, agreements and instruments among the Company, the Subsidiaries, the Agent, the Lenders, or any of them, evidencing or securing the repayment of, or otherwise pertaining to, the Obligations being herein collectively called the "Loan Documents"). The Obligations secured by this Agreement are continuing in nature and include those Obligations secured by the Guarantor Security Agreement dated February 11, 1997 and the Guarantor Security Agreement dated June 24, 1997 by the Debtor in favor of the Secured Party.


3.       REPRESENTATIONS AND WARRANTIES OF DEBTOR

         Debtor represents and warrants and so long as this Security Agreement remains in effect shall be deemed to continuously represent and warrant that:

         (1) the Collateral is genuine and owned by Debtor free of all security interests, mortgages, liens, claims, charges or other encumbrances (hereinafter collectively called "Liens"), save for the Security Interest and Permitted Liens;

         (2) to the best of the Debtor's knowledge, other than as disclosed in writing by the Debtor to the Secured Party, each Debt, Chattel Paper and Instrument constituting Collateral is enforceable in accordance with its terms against the party obligated to pay the same (the "Account Debtor"), and the amount represented by Debtor to Secured Party from time to time as owing by each Account Debtor or by all Account Debtors will be the correct amount actually and unconditionally owing by such Account Debtor or Account Debtors, except for normal cash discounts where applicable, and no Account Debtor will have any defence, set off, claim or counterclaim against Debtor which can be asserted against Secured Party, whether in any proceeding to enforce Collateral or otherwise; and

         (3) the locations specified in Schedule "A" hereto as to business operations and

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records are accurate and complete and, with respect to Goods (including
Inventory) constituting Collateral, the locations specified in Schedule "A" hereto are accurate and complete save for Goods in transit to such locations and Inventory on lease or consignment; and all fixtures or Goods about to become fixtures and all crops and all oil, gas or other minerals to be extracted and all timber to be cut which forms part of the Collateral will be situate at one of such locations.


4.       USE OF COLLATERAL BY DEBTOR AND CONFIRMATION OF COLLATERAL BY SECURED
         PARTY

         Subject to compliance with Debtor's covenants contained herein, Debtor may, until default, possess, operate, collect, use and enjoy and deal with Collateral in the ordinary course of Debtor's business in any manner not inconsistent with the provisions hereof; provided always that Secured Party shall have the right at any time and from time to time to confirm the existence and state of the Collateral in any manner Secured Party may consider appropriate and Debtor agrees to furnish all assistance and information and to perform all such acts as Secured Party may reasonably request in connection therewith and to all places where Collateral may be located and to all premises occupied by Debtor.


5.       RECEIPTS OF INCOME FROM AND INTEREST ON COLLATERAL

         (1) Until default, Debtor shall have the right to receive any monies constituting income from or interest on Collateral and if Secured Party receives any such monies prior to default, Secured Party shall either credit the same to the account of Debtor or pay the same promptly to Debtor.

         (2) After default, Debtor will not request or receive any monies constituting income from or interest on Collateral and if Debtor receives any such monies, Debtor will receive the same in trust for and promptly pay the same to Secured Party.


6.       INCREASES, PROFITS, PAYMENTS OR DISTRIBUTIONS REGARDING COLLATERAL

         (1)  Whether or not default has occurred, Debtor authorizes Secured
              Party

              (i) to receive any increase in or profits on Collateral (other than money) and to hold the same as part of Collateral; money so received shall be treated as income for the purposes of Clause 5 hereof and dealt with accordingly; and

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              (ii) to receive any payment or distribution upon redemption or retirement or upon dissolution and liquidation of the issuer of Collateral; to surrender Collateral in exchange therefor; and to hold any such payment or distribution as part of the Collateral.

         (2) If Debtor receives any such increase or profits (other than money) or payments or distributions, Debtor will receive the same in trust for and deliver the same promptly to Secured Party to be held by Secured Party as herein provided.


7.       SECURITIES FORMING PART OF COLLATERAL

         If Collateral at any time includes Securities, Debtor authorizes Secured Party to transfer the same or any part thereof into its own name or that of its nominee(s) so that Secured Party or its nominee(s) may appear of record as the sole owner thereof; provided that, until default, Secured Party shall deliver promptly to Debtor all notices or other communications received by it or its nominee(s) as such registered owner and, upon demand and receipt of payment of any necessary expenses thereof, shall issue to Debtor or its order a proxy to vote and take all action with respect to such Securities. After enforcement of remedies hereunder, Debtor waives all rights to receive any notices or communications received by Secured Party or its nominee(s) as such registered owner and agrees that no proxy issued by Secured Party to Debtor or its order as aforesaid shall thereafter be effective.


8.       COLLECTION OF DEBTS FORMING PART OF COLLATERAL

         After default, Secured Party may notify all or any Account Debtors of the Security Interest and may also direct such Account Debtors to make all payments on Collateral to Secured Party. Debtor acknowledges that any payments on or other proceeds of Collateral received by Debtor from Account Debtors, before or after notification of this Security Interest to Account Debtors, if received after default, shall be received and held by Debtor in trust for Secured Party and shall be turned over to Secured Party upon request.


9.       COVENANTS OF THE DEBTOR

         So long as this Security Agreement remains in effect, Debtor covenants and agrees:

         (1) to defend the Collateral against the claims and demands of all other parties claiming the same or an interest therein; to keep the Collateral free from all Liens, except for the Security Interest and Permitted Liens or hereafter approved in writing, prior to their creation or assumption, by Secured Party; and not to sell, exchange, transfer, assign, lease, or otherwise dispose of Collateral or any interest therein without the prior written consent of

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Secured Party, except to the extent permitted under the Credit Agreement;
provided always that, until default, Debtor may, in the ordinary course of Debtor's business, sell or lease Inventory and, subject to Clause 8 hereof, use monies available to Debtor;

         (2) to notify Secured Party promptly of:

              (i) any change in the information contained herein or in the Schedules hereto relating to Debtor, Debtor's business or Collateral; and

              (ii) any material loss of or damage to Collateral;

         (3) to keep the Collateral in good order, condition and repair and not to use Collateral in violation of the provisions of this Security Agreement or any other agreement relating to Collateral or any policy insuring Collateral or any applicable statute, law, by-law, rule, regulation or ordinance;

         (4) to do, execute, acknowledge and deliver such financing statements and further assignments, transfers, documents, acts, matters and things (including further schedules hereto) as may be reasonably requested by Secured Party of or with respect to Collateral in order to give effect to these presents and to pay all costs for searches and filings in connection therewith;

         (5) to pay all taxes, rates, levies, assessments and other charges of every nature which may be lawfully levied, assessed or imposed against or in respect of Debtor or Collateral as and when the same become due and payable;

         (6) to insure the Collateral for such periods, in such amounts, on such terms and against loss or damage by fire and such other risks as Secured Party shall reasonably direct with loss payable to Secured Party and Debtor, as insured, as their respective interests may appear, and to pay all premiums therefor;

         (7) to prevent Collateral, save Inventory sold or leased as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement;

         (8) to carry on and conduct the business of Debtor in a proper and efficient manner and so as to protect and preserve the Collateral and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for Debtor's business as well as accurate and complete records concerning Collateral, and mark any and all such records and Collateral as Secured Party's request so as to indicate the Security Interest; and

         (9) to deliver to Secured Party from time to time promptly upon request:


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              (i)  any Documents of Title, Instruments, Securities and Chattel
                   Paper constituting, representing or relating to Collateral;

              (ii) all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writing relating to Collateral for the purpose of inspecting, auditing or copying the same;

             (iii) all financial statements prepared by or for Debtor regarding
                   Debtor's business;

              (iv) all policies and certificates of insurance relating to
                   Collateral; and

              (v) such information concerning Collateral, Debtor and Debtor's business and affairs as Secured Party may reasonably request.


10.      EVENTS OF DEFAULT

         The happening of any of the following events or conditions shall constitute default hereunder which is herein referred to as "default":

         (1) the nonpayment when due, whether by acceleration or otherwise, of any principal or interest forming part of the Obligations or the failure of Debtor to observe or perform any obligation, covenant, term, provision or condition contained in this Security Agreement; or

         (2) any Event of Default under the Credit Agreement;


11.      ACCELERATION

         Secured Party, in its sole discretion, may declare all or any part of the Obligations not payable on demand to be immediately due and payable, without demand or notice of any kind, in the event of default. The provisions of this clause are not intended in any way to affect any rights of Secured Party with respect to Obligations which may now or hereafter be payable on demand.


12.      REMEDIES

         (1) Upon default, Secured Party may appoint or reappoint by instrument in writing,

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any person or persons, whether an officer or officers or an employee or employees of Secured Party or not, to be a receiver or receivers (hereinafter called a "Receiver", which term when used herein shall include a receiver and manager) of Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his stead. Any such Receiver shall, so far as concerns responsibility for his acts, be deemed the agent of Debtor and not Secured Party, and Secured Party shall not be in any way responsible for any misconduct, negligence or nonfeasance on the part of any such Receiver, his servants, agents or employees. Subject to the provisions of the instrument appointing him, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of Debtor and to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including Debtor, enter upon, use and occupy all premises owned or occupied by Debtor wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on Debtor's business or otherwise, as such Receiver shall, in his discretion, determine. Except as may be otherwise directed by Secured Party, all monies received from time to time by such Receiver in carrying out his appointment shall be received in trust for and paid over to Secured Party. Every such Receiver may, in the discretion of Secured Party, be vested with all or any of the rights and powers of Secured Party.

         (2) Upon default, Secured Party may, either directly or through its agents or nominees, exercise all the powers and rights given to a Receiver by virtue of the foregoing subclause (1).

         (3) Secured Party may take possession of, collect, demand, sue on, enforce, recover and receive Collateral and give valid and binding receipts and discharges therefor and in respect thereof and, upon default, Secured Party may sell, lease or otherwise dispose of Collateral in such manner, at such time or otherwise dispose of Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to Secured Party may seem reasonable.

         (4) In addition to those rights granted herein and in any other agreement now or hereafter in effect between Debtor and Secured Party and in addition to any other rights Secured Party may have at law or in equity, Secured Party shall have, both before and after default, all rights and remedies of a secured party under the P.P.S.A. Provided always that Secured Party shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease or otherwise dispose of Collateral or to institute proceedings for such purposes. Furthermore, Secured Party shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper, whether Collateral or proceeds and whether or not in Secured Party's possession and shall not be liable or accountable for failure to do so.

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         (5) Debtor acknowledges that Secured Party or any Receiver appointed by it may take possession of Collateral wherever it may be located and by any method permitted by law and Debtor agrees upon request from Secured Party or any such Receiver to assemble and deliver possession of Collateral at such place or places as directed.

         (6) Debtor agrees to pay all costs, charges and expenses reasonably incurred by Secured Party or any Receiver appointed by it, whether directly or for services rendered (including reasonable solicitors' and auditors' costs and other legal expenses and Receiver remuneration), in operating Debtor's accounts, in preparing or enforcing this Security Agreement, taking custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral and in enforcing or collecting Obligations and all such costs, charges and expenses together with any monies owing as a result of any borrowing by Secured Party or any Receiver appointed by it, as permitted hereby, shall be a first charge on the proceeds of realization, collection or disposition of Collateral and shall be secured hereby.

         (7) Unless the Collateral in question is perishable or unless Secured Party believes on reasonable grounds that the Collateral in question will decline speedily in value, Secured Party will give Debtor such notice of the date, time and place of any public sale or of the date after which any private disposition of Collateral is to be made, as may be required by the P.P.S.A.


13.      DISPOSITION OF MONIES

         Subject to any applicable requirements of the P.P.S.A., all monies collected or received by Secured Party pursuant to or in exercise of any right it possesses with respect to Collateral shall be applied on account of the Obligations in such manner as described in the Credit Agreement or, at the option of Secured Party, may be held unappropriated in a collateral account or released to Debtor, all without prejudice to the liability of Debtor or the rights of Secured Party hereunder. Debtor hereby acknowledges that if the disposition of all or any Collateral by Secured Party or a Receiver pursuant hereto does not give rise to sufficient funds to pay all Obligations secured hereby Debtor shall remain liable for any deficiency until all Obligations have been paid or satisfied in full. Any surplus shall be accounted for as required by law.


14.      MISCELLANEOUS

         (1) Debtor hereby authorizes Secured Party to file such financing statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying Collateral or any Permitted Liens affecting Collateral or identifying the locations at which Debtor's business is carried on and Collateral and records


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relating thereto are situate) as Secured Party may deem appropriate to perfect and continue the Security Interest, to protect and preserve Collateral and its Security Interest in the Collateral and to realize upon the Security Interest and Debtor hereby irrevocably constitutes and appoints each Vice-President from time to time of Secured Party the true and lawful attorney of Debtor, with full power of substitution, to do any of the foregoing in the name of Debtor whenever and wherever it may be deemed necessary or expedient.

         (2) Without limiting any other right of Secured Party, whenever the Obligations are immediately due and payable or Secured Party has the right to declare the Obligations to be immediately due and payable (whether or not it has so declared), Secured Party may, in its sole discretion, set off against the Obligations any and all monies then owed to Debtor by Secured Party in any capacity, whether or not due, and Secured Party shall be deemed to have exercised such right of set off immediately at the time of making its decision to do so even though any charge therefor is made or entered on Secured Party's records subsequent thereto.

         (3) Upon Debtor's failure to perform any of its duties hereunder, Secured Party may, but shall not be obligated to, perform any or all of such duties, and Debtor shall pay to Secured Party, forthwith upon written demand therefor, an amount equal to the expense incurred by Secured Party in so doing plus interest thereon from the date such expense is incurred until it is paid at the Overdue Rate.

         (4) After default, Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, comprise, settle, grant releases and discharges and otherwise deal with Debtor, debtors of Debtor, sureties and others and with Collateral and other security as Secured Party may see fit without prejudice to the liability of Debtor or Secured Party's right to hold and realize the Security Interest. Furthermore, Secured Party may, after default, demand, collect and sue on Collateral in either Debtor's or Secured Party's name, at Secured Party's option, and may endorse Debtor's name on any and all cheques, commercial paper and any other Instruments pertaining to or constituting Collateral.

         (5) No delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, Secured Party may remedy any default by Debtor hereunder or with respect to any Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtor. All rights and remedies of Secured Party granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.


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         (6) Debtor waives protest of any Instrument constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and, subject to Clause 12(7), notice of any other action taken by Secured Party.

         (7) This Security Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. In any action brought by an assignee of this Security Agreement and the Security Interest or any part thereof to enforce any rights hereunder, Debtor shall not assert against the assignee any claim or defence which Debtor now has or hereafter may have against Secured Party.

         (8) Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this Security Agreement shall be made except by a written agreement executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

         (9) This Security Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of the Province of Ontario as the same may from time to time be in effect, including, where applicable, the P.P.S.A.

         (10) Subject to the requirements of Clauses 12(7) and 14(11) hereof, whenever either party hereto is required or entitled to notify or direct the other or to make a demand or request upon the other, such notice, direction, demand or request shall be in writing shall be sufficiently given only if delivered to the party for whom it is intended at the principal address of such party herein set forth or as changed pursuant hereto or if sent by prepaid registered mail addressed to the party for whom it is intended at the principal address of such party herein set forth or as changed pursuant hereto. Either party may notify the other pursuant hereto of any change in such party's principal address to be used for the purposes hereof.

         (11) This Security Agreement and the security afforded hereby is in addition to and not in substitution for any other security now or hereafter held by Secured Party and is, and is intended to be, a continuing Security Agreement and shall remain in full force and effect until the Obligations have been paid and satisfied in full.

         (12) The headings used in this Security Agreement are for convenience only and are not to be considered a part of this Security Agreement and do not in any way limit or amplify the terms and provisions of this Security Agreement.

         (13) When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

         (14) If any provisions of this Security Agreement, as amended from time to time, shall be deemed invalid or void, in whole or in part, by any court of competent jurisdiction,

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the remaining terms and provisions of this Security Agreement shall remain in full force and effect.

         (15) Nothing herein contained shall in any way obligate Secured Party to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Obligations.

         (16) The Security Interest created hereby is intended to attach when this Security Agreement is signed by Debtor and delivered to Secured Party.


15.      COPY OF AGREEMENT

         Debtor hereby acknowledges receipt of a copy of this Security
Agreement.


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


         IN WITNESS WHEREOF Debtor has executed this Security Agreement this 14th day of May, 1999.



                                         BMG NORTH AMERICA LIMITED


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


Agreed to and Accepted by:

FIRST CHICAGO NBD BANK, CANADA, as
the Affiliate designated by NBD Bank
to make Canadian Advances and as
collateral agent for the Lenders for
the purpose of holding this security
as specified in the Credit Agreement


By:

    Its:


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